EXHIBIT 10.8

FIRST PREFERRED SHIP MORTGAGE
ON THE WHOLE OF THE BELLE OF ORLEANS

(U.S.C.G. Official Number 1033140)

Maximum Principal Amount of $58,500,000

BELLE OF ORLEANS, L.L.C.
c/o Peninsula Gaming Partners, LLC
600 Star Brewery Dr., Ste. 110
Dubuque, Iowa  52001
Attn:  Natalie Schramm

Owner and Mortgagor

In Favor of

WELLS FARGO FOOTHILL, INC., as Agent
2450 Colorado Avenue, Suite 3000W
Santa Monica, California  90404
Attn:  Business Finance Division Manager

Mortgagee

Dated as of October 29, 2009

Total Amount and Discharge Amount:  $58,500,000 (or such lesser amount of principal as shall have been advanced and remain outstanding) Together With Interest, Expenses, Fees and Performance of Mortgage Covenants

LEGAL_US_W # 62793942.5

FIRST PREFERRED SHIP MORTGAGE

BY:           BELLE OF ORLEANS, L.L.C.

IN FAVOR OF:                                WELLS FARGO FOOTHILL, INC., as Agent

BE IT KNOWN, that on the 29th day of October, 2009, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of Iowa and the County of Dubuque, and in the presence of the undersigned competent witnesses, personally came and appeared:

BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company, whose mailing address is c/o Peninsula Gaming Partners, LLC, 600 Star Brewery Dr., Ste. 110, Dubuque, Iowa  52001, Attn: Natalie Schramm, appearing herein through its duly authorized representative pursuant to a resolution of its board of directors (the “Mortgagor”).

WHO AFTER BEING DULY SWORN DECLARED AS FOLLOWS:

This FIRST PREFERRED SHIP MORTGAGE (as same may be amended, replaced or supplemented from time to time hereafter, this "Mortgage") on the whole of the Vessel (as defined below), which is dated as of October 29, 2009, is provided, made and granted by the Mortgagor, in favor of Wells Fargo Foothill, Inc., a California corporation, as agent (“Agent”; Agent, together with its successors and assigns, is referred to herein as “Mortgagee”) for the Lenders (as defined in the hereinafter defined Loan Agreement) under that certain Amended and Restated Loan and Security Agreement dated as of October 29, 2009 (as the same may be amended, restated, modified, renewed or supplemented from time to time hereafter, the "Loan Agreement") by and among Mortgagor, Peninsula Gaming, LLC, a Delaware limited liability company (“Parent”), Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”), The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“OED”), Diamond Jo, LLC, a Delaware limited liability company (“DJ”) (Mortgagor, Parent, DJW, OED, and DJ are referred to hereinafter each individually as "Borrower," and individually and collectively, jointly and severally, as "Borrowers"), the lenders from time to time party thereto (the "Lenders"), and Agent.  Capitalized terms not otherwise defined herein shall have the meaning set forth for such terms in the Loan Agreement.

RECITALS

WHEREAS, the Mortgagor is the sole owner of the whole of the vessel, BELLE OF ORLEANS, Official Number 1033140, having its hailing port as New Orleans, Louisiana (together will all appurtenances thereto as described in Granting Clause (vi) below, the “Vessel”), and the Vessel is documented under the laws and flag of the United States;

WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to loan Borrowers the maximum principal amount of $58,500,000.00, subject to the terms and conditions in the Loan Agreement and maturing on January 15, 2014.

WHEREAS, in order to secure the Secured Obligations (as defined below), the Mortgagor has duly authorized the execution and delivery of this Preferred Ship Mortgage under and pursuant to the Commercial Instruments and Maritime Liens Act, Chapter 313 of Subtitle 111 of Title 46 U.S.C. Sec. 31301 et seq. (as the same may from time to time be amended hereafter, or any reenactment or recodification thereof, the “Ship Mortgage Act”).

WHEREAS, for purposes of this Mortgage and in order to comply with Section 31321(b)(3) of the Ship Mortgage Act, the parties to this Mortgage hereby declare that the maximum amount of indebtedness that is now or will in the future be owed under the Secured Obligations at any one time is $58,500,000, plus interest, expenses and fees incurred by the Mortgagee and performance of the covenants of this Mortgage and the Loan Documents.

WHEREAS, the interest of the Mortgagor in the Vessel and the interest mortgaged by this Mortgage is that of one-hundred percent (100%) absolute and sole ownership.

GRANTING CLAUSES

NOW, THEREFORE, in consideration of ten dollars and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and to secure

(i)           all “Obligations” of Borrowers under the Loan Agreement, including the payment when due of indebtedness evidenced by the Loan Agreement in the maximum principal sum of $58,500,000.00, bearing interest as set forth in the Loan Agreement and maturing on January 15, 2014, such date being the “Maturity Date,” including, without limitation, all accrued and unpaid interest thereon, and premiums and penalties, if any, thereon, including late payment charges and Additional Interest (as defined in Section 4.2 hereof),

(ii)           all other sums that may or shall become due hereunder, in connection with the Loan Agreement or under the other Loan Documents, including the costs and expenses of enforcing any provision of any of the foregoing documents,

(iii)           the reimbursement to Mortgagee of all monies which may be advanced as herein provided and of any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred or paid on account of any litigation at law or in equity that may arise in respect of this Mortgage or the obligations secured hereby,

(iv)           the payment by the Mortgagor to Mortgagee of all sums, if any, as may be duly expended or advanced by Mortgagee in the performance of any obligation of the Mortgagor as provided hereunder,

(v)           the payment of any and all other indebtedness that this Mortgage by its terms secures and

(vi)           the performance and observance of the covenants, agreements and obligations of Borrowers contained herein and in the other Loan Documents (all obligations and sums included in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) being hereinafter collectively referred to as the “Secured Obligations”), and in order to charge the Vessel with such performance and with such payments, the Mortgagor does hereby GRANT, CONVEY, MORTGAGE, PLEDGE, CONFIRM, ASSIGN, TRANSFER AND SET OVER, AND BY THESE PRESENTS DOES HEREBY GRANT, CONVEY, MORTGAGE, PLEDGE, CONFIRM, ASSIGN, TRANSFER AND SET OVER unto the Mortgagee and its successors and assigns, for the benefit of the Lender Group, the WHOLE of the Vessel, together, to the extent that such items may exist from time to time, with all of its boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and machinery equipment including, but not limited to, communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, and any other electronic equipment of every nature used in connection with the operation of such vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or safes, built-in furniture and installations, shelving, lockers, partitions, door stops, vaults, motors, elevators, dumb-waiters, hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantles, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, iceboxes and heating units, all kitchen and restaurant equipment, utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including, but not limited to, bars, glassware, bottles and tables used in connection with such Vessel, beauty and barber equipment, and maintenance supplies used in connection with such Vessel, all specifically designed installations and furnishings and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned by Mortgagor or in which Mortgagor has any rights or interest in and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of such Vessel or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions and replacement to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to such vessel, and all other appurtenances to such Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to such Vessel, or any part thereof, or in or to her equipment and appurtenances.  Notwithstanding anything to the contrary contained in this Mortgage, the Secured Obligations shall not be secured by any Excluded Asset.

TO HAVE AND TO HOLD the Vessel, the rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee and its successors and assigns, for the benefit of the Lender Group, forever for the uses and purposes and subject to the terms and conditions herein set forth.

SUBJECT, HOWEVER, to Permitted Liens, the subordinate lien on the Vessel in favor of U.S. Bank, National Association, as collateral agent (“Subordinated Lien Creditor Agent”), which lien is subordinate to the lien created by this Mortgage pursuant to that certain Intercreditor Agreement by and between Subordinate Lien Creditor Agent and Agent, dated August 6, 2009 (the “Intercreditor Agreement”), liens for the wages of the crew, general average, salvage and any other lien arising by operation of law and in the normal course of business and not as a result of any delay or omission by Mortgagor (collectively, the “Permitted Maritime Liens”).

PROVIDED NEVERTHELESS, (a) should Borrowers or any of their successors or assigns pay and perform all of the Secured Obligations in accordance with the terms hereof and of the other Loan Documents and shall perform and observe all of the agreements, covenants and provisions contained herein and in the other Loan Documents, (b) all Commitments shall be irrevocably terminated in accordance with the Loan Agreement, and (c) all Letters of Credit shall have terminated or expired in accordance with the Loan Agreement, this Mortgage and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect.  Nothing herein shall be deemed or construed to subject to the security hereof any property other than the whole of the Vessel as defined herein and as the term “vessel” is used in the Ship Mortgage Act.

The Mortgagor FURTHER agrees as follows:

ARTICLE I
COVENANTS

Section 1.1                      Performance of Obligations.  The Mortgagor shall pay and perform the Secured Obligations.  Time is of the essence hereof.

Section 1.2                      Further Assurances.  If Mortgagee requests in its Permitted Discretion, the Mortgagor shall sign and deliver and cause to be recorded as Mortgagee shall direct any further mortgages, instruments of further assurance, certificates and other documents as Mortgagee may consider reasonably necessary or desirable in order to perform, perfect, continue, and preserve the obligations of the Mortgagor under the Loan Documents.  The Mortgagor further agrees to pay to Mortgagee, upon demand, all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and refiling of any such documents, including attorneys’ fees that are reasonable.

Section 1.3                      Operation and Maintenance; Compliance with Laws.  The Mortgagor shall cause the Vessel to be maintained in good working order and condition, ordinary wear and tear excepted, and the Mortgagor shall make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Mortgagor.  The Mortgagor shall comply or cause compliance with all laws, ordinances and regulations of any governmental authority with reference to the Vessel and the manner of using or operating the same, except where the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change (as defined in the Loan Agreement).  The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to law and the Mortgagor will not engage in any unlawful act or violate any law or expose the Vessel to penalty, forfeiture or capture, and will not do or suffer or permit to be done, anything which can or may injuriously affect the documentation of the Vessel under the laws and regulations of the United States of America and will at all times keep the Vessel duly documented thereunder.  Mortgagor will never operate the Vessel outside the navigation limits of the insurance carried pursuant to Section 1.6 of this Mortgage.

Section 1.4                      Liens.  This Mortgage is and shall be maintained by the Mortgagor as a valid first mortgage lien and first security interest in the Vessel, subject only to the Permitted Maritime Liens.  Except as otherwise provided in the Loan Agreement, the Mortgagor shall not, directly or indirectly, create or suffer, or permit to be created or suffered, against the Vessel or any part thereof, and the Mortgagor will promptly discharge any Lien or other Imposition that may affect the Vessel or any part thereof, or any interest therein, except the Permitted Maritime Liens.  If any Lien not permitted hereunder is filed, the Mortgagor will cause the same to be discharged promptly by payment or bonding or otherwise to the satisfaction of Mortgagee and will exhibit to Mortgagee evidence of payment, discharge, bonding or other disposition satisfactory to Mortgagee.

Section 1.5                      Copy of Mortgage. The Mortgagor will place, and at all times, will retain a properly certified copy of the Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel's Certificate of Documentation to be exhibited to (i) any and all persons having business therewith which might give rise to any Lien thereon other than Permitted Encumbrances and (ii) to any representative of the Mortgagee; and will place and keep prominently displayed a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE
This Vessel is owned by Belle of Orleans, L.L.C., a Louisiana limited liability company ("Mortgagor"), and is covered by a First Preferred Ship Mortgage under 46 U.S.C.  Section 31301, et seq., in favor of Wells Fargo Foothill, Inc., a California corporation, as agent for certain lenders, to secure payment of indebtedness.  Under the terms of said Preferred Ship Mortgage, neither the Mortgagor, any charterer, the master of this Vessel, nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than Permitted Maritime Liens (as defined in such Preferred Ship Mortgage).

Section 1.6                      Insurance.

(a)           Without limiting the below provisions, the Mortgagor shall maintain insurance on the Vessel as specified in Section 6.8 of the Loan Agreement.

(b)           The Mortgagor shall at all times and at its sole cost and expense cause to be carried and maintained in respect of the Vessel (and all additions, improvements and replacements made in and to the Vessel, or any part thereof) payable in United States Dollars insurance coverage against such risks as are generally covered by marine hull and machinery insurance, marine protection and indemnity insurance, public and general liability insurance, in such form (including, without limitation, the form of the loss payable clause and the designation of named insureds) and with such insurance companies, underwriters, funds, mutual insurance associations or clubs as shall be selected by the Mortgagor and are acceptable to Mortgagee in its reasonable discretion; provided, however, that in the event any coverage required by this Section 1.6 may be obtained through commercially reasonable efforts on a seasonal basis only (including, specifically, named windstorm coverage), the Mortgagor shall only be required to carry and maintain such insurance coverage during such time periods as is commercially reasonable for similar vessels located in Louisiana (it being understood that Mortgagor does not currently have named windstorm coverage in place as of the date hereof, and that named windstorm coverage will not be obtained with respect to the Vessel until June 1, 2010).

(c)           In the case of all marine hull and machinery policies, the Mortgagor will cause the Mortgagee to be named an additional insured and will (and cause its insurance broker to) use commercially reasonable efforts to cause the insurers under such policies to waive any liability of the Mortgagee for premiums payable under such policies.  Such marine hull and machinery insurance shall cover, among other things, all loss or damage caused by or resulting from fire, lightning, wind, tornado, hail and such other further additional hazards of whatever kind or nature as now or hereafter may be covered by standard extended coverage "all risks" or equivalent special purpose endorsements of whatsoever kind, all as reasonably acceptable to Mortgagee.  In the case of all protection and indemnity insurance, the Mortgagor will cause the Mortgagee to be named as an additional insured.  Notwithstanding the foregoing, at no time shall there be recourse against the Mortgagee under such policies for payment of any premium, assessment, advance or commission.

(d)           For the purposes of insurance against total loss, the Vessel, its equipment, appurtenances, etc., shall be insured for a declared value in a commercially reasonable amount determined by the Mortgagor and acceptable to the Mortgagee in its reasonable discretion (but in no event greater than the replacement value of the Vessel), and for purposes of insurance against liability, such coverage shall be in an amount from time to time as is commercially reasonable for similar vessels engaged in the business of passenger cruising and gaming in Louisiana.  Protection and indemnity insurance (as well as insurance against liability for pollution) in respect of the Vessel shall be in a commercially reasonable amount from time to time determined by the Mortgagor and acceptable to the Mortgagee in its reasonable discretion for vessels of the same type, size, age and flag as the Vessel.

(e)           The Mortgagor agrees that it will not knowingly do or permit or willingly allow to be done any act by which any insurance required by the terms of this Mortgage may be suspended, impaired or canceled, and that it will not knowingly permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which is not permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes.

(f)           Subject to the provisions of Section 3.1 hereof, nothing contained in this Section or elsewhere in this Mortgage shall relieve the Mortgagor of its duty to maintain, repair, replace or restore the Vessel from time to time in accordance with the applicable provisions of the Loan Documents, and nothing in this Section or elsewhere in this Mortgage shall relieve the Mortgagor of its duty to pay the Secured Obligations, which shall be absolute, regardless of the occurrence of damage to or destruction of all or any portion of the Vessel.

Section 1.7                      Books and Records; Financial Information.  The Mortgagor shall (i) keep complete and accurate books and records with respect to the Vessel; (ii) permit Mortgagee to inspect such books and records during normal business hours and make copies thereof at Mortgagee’s expense; and (iii) provide Mortgagee such information as is required by Section 6.3 of the Loan Agreement.

Section 1.8                      Mortgage, Sale, Lease of the Vessel.

(a)           The Mortgagor will not, now or in the future, mortgage, pledge or encumber or place any Lien or encumbrance (or permit the same to exist) on the Vessel, or any part thereof, without the prior written consent of Mortgagee, except for Permitted Maritime Liens (including Liens that are replacements of Permitted Maritime Liens to the extent that the original Indebtedness is refinanced, renewed, or extended pursuant to the terms of the Loan Agreement).

(b)           The Mortgagor shall not sell, convey, transfer, charter or otherwise alienate in any manner, whether directly or indirectly, any right, title or interest in the Vessel, or any part thereof, without obtaining in each such instance the prior written consent of Mortgagee, such consent not to be unreasonably withheld, except as expressly permitted under the Loan Agreement.

Section 1.9                      Maintenance of Vessel.  The Mortgagor agrees:

(a)           The Mortgagor will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in compliance with all applicable United States Coast Guard requirements.

(b)           The Mortgagee shall have the right at any time, on reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Mortgagor shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required.  The Mortgagor shall also permit the Mortgagee to inspect the Vessel's logs whenever requested, on reasonable notice, and shall furnish the Mortgagee with full information regarding any material casualties or other accidents or damage to the Vessel.

(c)           The Vessel shall, and the Mortgagor covenants that she will, at all times comply with all applicable laws, treaties and conventions of the United States, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.

(d)           The Mortgagor will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change in her rig, without first receiving the written approval thereof of the Mortgagee.

Section 1.10                      Access to Vessel.  The Mortgagor will permit the Mortgagee or any agents or representatives thereof from time to time, upon prior reasonable notice, full and complete access to the Vessel for the purpose of inspecting the Vessel and her papers and, at the reasonable request of the Mortgagee, the Mortgagor will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

Section 1.11                      Flag of Vessel.  The Mortgagor will not transfer or change the flag of the Vessel unless and until, upon thirty (30) days' prior written notice to the Mortgagee, all filings, recordations or other actions necessary to perfect and protect the Lien created by this Mortgage and to enable the Mortgagee to exercise and enforce its rights and remedies hereunder with respect to the Vessel after giving effect to such transfer or change of flag shall have been completed (including, without limitation, opinions of counsel as to the perfected status of the Mortgagee after giving effect to such transfer or change of flag)

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Mortgagor makes the following representations and warranties:

Section 2.1                      Existence and Powers. The Mortgagor is a limited liability company duly created and validly existing and in good standing under the laws of the State of Louisiana.  The Mortgagor has the power to own its property and to carry on its business and to execute and perform the Loan Documents.  The Mortgagor has obtained all material licenses and permits necessary to conduct its business in the manner presently conducted.   The Mortgagor is and will remain a citizen of the United States of America within the meaning of 46 U.S.C. Sec. 50501, or its successor statutes, entitled to own and document the Vessel under the laws of the United States of America and operate the Vessel in the coastwise trade.

Section 2.2                      Ownership, Liens, Compliance with Laws.  The Mortgagor lawfully owns the whole of and is lawfully possessed of the Vessel free from any Lien, encumbrances or taxes whatsoever, except for Permitted Maritime Liens.  All applicable zoning and environmental, fire, safety or health laws, ordinances and regulations affecting the Vessel permit the current use and occupancy thereof, and the Mortgagor has obtained all necessary consents, permits and licenses required for such use.  The Mortgagor will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America and the laws of the State of Louisiana in order to perfect, establish and maintain this Mortgage, and any supplement or amendment hereto.

Section 2.3                      Authority, Consents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action of the Mortgagor.  Except for consents and approvals previously obtained, no consent or approval of, or exemption by, any person or entity, governmental or private, is required to authorize the execution, delivery and performance of the Loan Documents or the validity thereof.

Section 2.4                      Binding Agreement.  The Loan Documents are the valid and legally binding obligations of the Mortgagor enforceable against the Mortgagor in accordance with their respective terms, except to the extent limited by equitable principles or bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

Section 2.5                      No Conflict, Default.  The execution, delivery and performance by the Mortgagor of the Loan Documents will not violate or cause default under or permit acceleration of any material agreement to which the Mortgagor is a party or by which it or the Vessel is bound.  To the Mortgagor’s best knowledge, it is not in default (beyond any applicable grace period) in the performance of any agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

Section 2.6                      Litigation.  Except as otherwise disclosed in the Loan Agreement, there is no litigation, arbitration or other proceeding in process or to the Mortgagor’s best knowledge pending or threatened against the Vessel or the Mortgagor except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the date hereof that if decided adversely to the Mortgagor, reasonably could not be expected to have a materially adverse effect on the ability of the Mortgagor to fulfill its obligations under the Loan Documents or on the condition, financial or otherwise, of the Mortgagor’s business, properties or assets.

Section 2.7                      First Mortgage Lien.  This Mortgage constitutes a valid mortgage and, upon proper recording hereof, will constitute a valid and perfected first priority mortgage lien, and security interest in the Vessel (subject only to the Permitted Maritime Liens and any mortgage filed pursuant to the provisions of the Intercreditor Agreement (as defined in the Loan Agreement)), and there are no defenses or offsets to the Mortgagor’s obligations pursuant to this Mortgage or the other Loan Documents, including without limitation, the Mortgagor’s applicable obligations to pay and perform the Secured Obligations.

Section 2.8                      Tax Liens; Bankruptcy.  There are no federal, state or local tax claims or liens assessed or filed against the Mortgagor or the Vessel for taxes which are due and payable, unsatisfied of record or docketed in any court of the state in which the Vessel is located or in any other court located in the United States, and no petition in bankruptcy has ever been filed by the Mortgagor, or, to the Mortgagor’s knowledge, against the Mortgagor, and the Mortgagor has never made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

Section 2.9                      Damage.  The Vessel has not been damaged or destroyed by fire or other casualty.

Section 2.10                      Documentation.  The Vessel is duly documented in the name of the Mortgagor under the laws and flag of the United States of America, with the National Vessel Documentation Center, entitled to engage in operations conducted by the Mortgagor, and the Mortgagor will, at its own expense, cause the Vessel to remain so documented.  The Mortgagor will cause this Mortgage immediately after its execution and delivery, to be filed for recordation with the National Vessel Documentation Center in accordance with the Ship Mortgage Act and will comply with and satisfy all of the provisions of the United States law and all other provisions and requirements of law from time to time in force so as to establish and maintain the Lien of this Mortgage, as at any time amended, supplemented or assigned, as a valid and enforceable preferred ship mortgage under the Ship Mortgage Act upon the Vessel and upon all additions, improvements and replacements hereafter made on or to the Vessel or any part thereof for the amount of the Secured Obligations.  The Mortgagor shall promptly pay and discharge all United States Coast Guard fees and expenses in connection with the recordation of this Mortgage and any supplement or amendment thereto.

ARTICLE III
CASUALTY–CONDEMNATION

Section 3.1                      Damage or Destruction.  During the period the indebtedness remains outstanding, in the event that the Vessel shall be damaged or destroyed in whole or in part, by fire or other casualty covered by insurance, the Mortgagor shall give prompt written notice thereof to Mortgagee.  At such time as such damage, destruction or casualty shall occur, the insurance proceeds with respect thereto shall be payable to Mortgagee and applied in accordance with Sections 2.4(b)(i) and 6.8(c) of the Loan Agreement, as applicable.  Upon the occurrence of an Event of Default which has not been waived in writing by Mortgagee, Mortgagee shall have the right to apply such insurance proceeds in accordance with Section 2.4(b)(i) of the Loan Agreement.

Section 3.2                      Requisition.  In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of the Vessel by any governmental or purported authority or by anyone else, the security of this Mortgage shall be deemed to attach to, and to the Mortgagor’s claim for, any compensation, purchase price, reimbursement or award therefor payable from any source (including, without limitation, any insurance proceeds in respect thereof), and any payments in respect thereof shall be paid to the Mortgagee and applied in accordance with the terms of the Loan Agreement.  The Mortgagor shall promptly execute and deliver to Mortgagee such documents and do and perform such acts as in the opinion of the Mortgagee acting reasonably may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

ARTICLE IV
DEFAULTS AND REMEDIES

Section 4.1                      Events of Default.  Each of the following shall constitute an Event of Default hereunder:

(a)           the occurrence of an “Event of Default” as defined in Article 8 of the Loan Agreement; or

(b)           the failure of the Mortgagor to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Mortgage (other than an occurrence which may sooner constitute an “Event of Default” under the Loan Agreement) including, without limitation, the covenants contained in Article I herein for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied, given to the Mortgagor by Mortgagee, unless Mortgagee agrees in writing to an extension of such time prior to its expiration.

Section 4.2                      Remedies.  Upon the occurrence of an Event of Default, all Secured Obligations, at the option of Mortgagee, shall be accelerated and become immediately due and payable upon notice to the Mortgagor.  The outstanding principal amount and the interest accrued thereon of the Secured Obligations shall be due and payable without presentment, demand or further notice of any kind, all of which are hereby expressly waived by the Mortgagor.  The Mortgagor will pay to Mortgagee the entire Secured Obligations or portions thereof, as applicable, and to the extent permitted by law, the premiums and penalties, if any, provided in this Mortgage and each other Loan Document, as applicable, and such payment shall be applied in accordance with Section 2.4(b)(i) of the Loan Agreement.

In the event of any Event of Default, whether or not an acceleration shall occur, Mortgagee shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

(a)           MORTGAGEE SHALL HAVE THE RIGHT TO BRING SUIT at law, in equity or in admiralty, either for damages, specific performance of any agreement contained in any Loan Document, or for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.

(b)           MORTGAGEE SHALL HAVE THE RIGHT TO OBTAIN A RECEIVER for the Vessel and of the freight, hire, earnings, issues, revenues, income and profits (“Vessell Income”) due or to become due and arising from the operation thereof at any time after an Event of Default, whether or not an action for foreclosure has been commenced. Any court having jurisdiction shall at the request of Mortgagee following an Event of Default appoint a receiver to take immediate possession of the Vessel and to charter or operate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to the Mortgagor only for the net profits, after application of Vessel Income upon the costs and expenses of the receivership and upon the Secured Obligations.

(c)           MORTGAGEE SHALL HAVE THE RIGHT, AT ANY TIME, TO ADVANCE MONEY TO THE RECEIVER to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Vessel and sums so advanced, with interest (“Additional Interest”) at the per annum rate equal to the default rate as specified in Section 2.6(c) of the Loan Agreement (the “Default Rate”), shall be secured hereby, or if advanced during the period of redemption shall be a part of the sum required to be paid to redeem from the sale.

(d)           MORTGAGEE SHALL HAVE THE RIGHT TO COLLECT THE VESSEL INCOME and apply the same in the manner hereinbefore provided with respect to a receiver.  For that purpose, Mortgagee may enter and take possession of the Vessel and manage and operate the same and take any action which, in Mortgagee’s judgment, is necessary or proper to collect the Vessel Income and to conserve the value of the Vessel.  Mortgagee may also take possession of, and for these purposes use, any and all of the Security Interests Property.  The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage.  Mortgagee shall not be liable to account to the Mortgagor for any action taken pursuant hereto other than to account for any Vessel Income actually received by Mortgagee.  Enforcement hereof shall not cause Mortgagee to be deemed a trustee in possession unless Mortgagee elects in writing to be a trustee in possession.

(e)           MORTGAGEE SHALL HAVE THE RIGHT TO ENTER AND TAKE possession of the Vessel, at any time, wherever the same may be, without legal process (except to the extent required by applicable law), and, except to the extent caused by the Mortgagee's gross negligence or bad faith, without being responsible for loss or damage, and the Mortgagor or other person in possession forthwith upon demand of the Mortgagee, shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the Mortgagee's gross negligence or bad faith, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (4.3) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel at any dock, pier or other premises of the Mortgagor without charge, or to dock her at any other place at the cost and expense of the Mortgagor.

(f)           MORTGAGEE SHALL HAVE THE RIGHT TO ENTER AND TAKE possession of the Vessel, upon reasonable notice, wherever the same may be, without legal process (except to the extent required by applicable law), and if it seems desirable to the Mortgagee and without being responsible for loss or damage, except to the extent caused by the Mortgagee's gross negligence or bad faith, sell the Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

(1)           by publishing such notice for ten consecutive days in a daily newspaper of general circulation published in Morgan City, Louisiana;

(2)           if the place of sale should not be Morgan City, Louisiana, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(3)           by mailing a similar notice to the Mortgagor at its last known address on the day of first publication and notice of the time and place of any private sale by mailing such notice to the Mortgagor at its last known address.

(4)           The notice provisions contained in this Section are not exclusive, and to the extent that Mortgagee elects to foreclose or enforce its interests in a court of admiralty, Mortgagee will comply with the notice provisions required by any applicable federal statutes and procedural rules.

(g)           MORTGAGEE SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Mortgagor, its creditors or its property, for the entire amount due and payable by the Mortgagor under the Secured Obligations, this Mortgage and any other instrument securing the Secured Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by the Mortgagor after such date.

(h)           MORTGAGEE SHALL HAVE THE RIGHT TO EXERCISE ALL of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law, including, but not limited to, the provisions of the Ship Mortgage Act and Louisiana Law (if applicable).

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right.  Mortgagee shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

Section 4.3                      Sale of Vessel; Credit Bid. Any sale of the Vessel made pursuant to terms of this Mortgage shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto and shall bar any claim from the Mortgagor, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the property of the sale, or as to the application of the proceeds thereof.  In the case of any such sale, the Mortgagee shall be entitled to bid for the purchase of the Vessel and, for the purpose of making settlement or payment for the property purchased, to use and apply the Secured Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale with respect to the Secured Obligations after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited with respect to the Secured Obligations.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 4.4                      Expenses of Exercising Rights, Powers and Remedies.  The reasonable expenses (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, as Mortgagee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Vessel, and Mortgagee’s compensation) incurred by Mortgagee after the occurrence of any Event of Default under this Mortgage and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by the Mortgagor, with interest thereon at the Default Rate, and shall be added to the indebtedness secured by this Mortgage.

Section 4.5                      Restoration of Position.  In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, the Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Vessel subject to the lien hereof.

Section 4.6                      Marshalling.  The Mortgagor, for itself and on behalf of all persons, parties and entities which may claim under the Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Mortgagee of its remedies for an Event of Default hereunder, absent this waiver.  Mortgagee shall not be required to sell or realize upon any portion of the Vessel before selling or realizing  upon any other portion thereof.

Section 4.7                      Waivers.  No waiver of any provision hereof shall be implied from the conduct of the parties.  Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced.  The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision.  No receipt of partial payment after acceleration of any of the Secured Obligations shall waive the acceleration.  No payment by the Mortgagor or receipt by Mortgagee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Mortgagee may accept any check or payment without prejudice to Mortgagee’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage.  The consent by Mortgagee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

Section 4.8                      Mortgagee’s Right to Cure Defaults.  If the Mortgagor shall fail to comply with any of the terms hereof with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Vessel in repair, the payment and satisfaction of Liens and encumbrances against the Vessel, the payment of any other sum or deposit required under this Mortgage, or any other term herein contained, Mortgagee may make advances or take other actions to perform the same without releasing the Mortgagor from any Secured Obligations and may enter upon the Vessel for any such purpose and take all such action thereon as Mortgagee or any of its duly appointed agents may deem necessary or appropriate therefor.  The Mortgagor agrees to repay upon demand all sums so advanced and all sums expended by Mortgagee in connection with such performance, including, without limitation, reasonable attorneys’ fees, with Additional Interest at the Default Rate from the dates such advances are made, and all sums so advanced and/or expenses incurred, with Additional Interest at the Default Rate, shall be secured hereby as Secured Obligations, but no such advance and/or incurring of expense by Mortgagee, shall be deemed to relieve the Mortgagor from any default hereunder, or to release the Mortgagor from any Secured Obligations.  Mortgagee shall not be bound to inquire into the validity of any Imposition or Lien which the Mortgagor fails to pay as and when required by this Mortgage and which the Mortgagor does not contest in strict accordance with the terms of this Mortgage and the other Loan Documents.

Section 4.9                      Suits and Proceedings.  Mortgagee shall have the power and authority, upon prior notice to the Mortgagor to institute and maintain any suits and proceedings as Mortgagee may deem advisable to (i) prevent any impairment of the Vessel by any acts which may be unlawful or any violation of this Mortgage, (ii) preserve or protect its interest in the Vessel, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the Permitted Discretion (as defined in the Loan Agreement) of Mortgagee, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interest.

Section 4.10                      Application of Proceeds.  The proceeds from the foreclosure or sale hereunder shall be applied to the payment of the Secured Obligations in accordance with the Loan Agreement if such Secured Obligations have been deemed due and payable upon the Event of Default.  Any surplus of the proceeds shall be paid to the Mortgagor.

Section 4.11                      Sale Proceeds.  The proceeds of any sale of the Vessel and the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers herein specified in this Article 4, as well as any and all other moneys received by the Mortgagee pursuant to or under any of the provisions of this Mortgage, shall be held and applied by the Mortgagee from time to time as set forth in the Loan Agreement, any other provision in this Mortgage to the contrary notwithstanding.

Section 4.12                      Mortgagor’s License to Possession.  Unless and until one or more Events of Default shall occur and be continuing, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its Permitted Discretion, and without application to the Mortgagee, and without obtaining a release therefrom by the Mortgagee, to dispose of, free from the Lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, by first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or other appurtenances of not less than equal value, which shall forthwith become subject to the Lien of this Mortgage as a preferred ship mortgage thereon unless otherwise permitted by the Loan Agreement.

Section 4.13                      Notice.  The notice provisions contained in this Article 4 are not exclusive, and to the extent that the Mortgagee elects to foreclose or enforce its interests in a court of admiralty, the Mortgagee will comply with the notice provisions required by any applicable federal statutes and procedural rules.

ARTICLE V
MISCELLANEOUS

Section 5.1                      Binding Effect; Survival; Number; Gender.  This Mortgage shall be binding on the Mortgagor and its successors and assigns and inure to the benefit of Mortgagee and its successors and assigns for the benefit of the Lender Group.  All representations and warranties contained herein or otherwise heretofore made by the Mortgagor to Mortgagee shall survive the execution, delivery and foreclosure hereof.  The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 5.2                      Severability.  The unenforceability or invalidity of any provision of this Mortgage as to any persons or circumstances shall not render that provision unenforceable or invalid as to any other persons or circumstances and shall not affect the enforceability of the remaining provisions hereof.

Section 5.3                      Mortgage Amount. The total amount of the direct and contingent obligations secured by this Mortgage is US $58,500,000 (excluding interest, expenses and fees).  The discharge amount of this Mortgage is the same as the total amount, and there is no separate discharge amount.  Notwithstanding the foregoing or any other statement contained herein regarding the maturity of this Mortgage, this Mortgage shall remain in full force and effect until the full and final payment in cash of the Secured Mortgage Obligations and the termination of all Commitments.

Section 5.4                      Notices.   All notices and demands required or permitted to be given to or made upon any party hereto under any Loan Document shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized courier, or by telecopier, and shall be deemed to be given for purposes of this Mortgage on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section.  Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to the Mortgagor:

Diamond Jo Worth, LLC
c/o Peninsula Gaming Partners, LLC
400 E. Third Street, P.O. Box 1750
Dubuque, Iowa 52004
Attn:  Natalie Schramm
Fax No.  (563) 690-2190

If to Mortgagee:
Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Los Angeles, California 90404
Attention: Business Finance Division Manager

Either party may change the address for notices by a notice given not less than five (5) business days prior to the effective date of the change.

Section 5.5                      Survival of Warranties, Etc.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Mortgage.

Section 5.6                      Applicable Law.  The Mortgagor and Mortgagee agree that the rights and obligations under this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by the Ship Mortgage Act, and where the Ship Mortgage Act is silent, by the general maritime law of the United States.  In the event that any provisions or clause of this Mortgage conflict with applicable laws, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provision, and to this end the provisions of this Mortgage are declared to be severable.

Section 5.7                      Waiver of Jury Trial.  EACH OF MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE OF THIS MORTGAGE, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE AND ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 5.8                      Effect.  This Mortgage is in addition to and not in substitution for any other guaranties, covenants, obligations or other rights now or hereafter held by Mortgagee from any other person or entity in connection with the Secured Obligations.

Section 5.9                      Assignability.  Mortgagee shall have the right to assign this Mortgage, in whole or in part or sell participation interests herein, to any person obtaining an interest in the Secured Obligations.

Section 5.10                      Headings.  Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 5.11                      Discharge of Lien.  In accordance with the Loan Agreement and upon the observance and performance of each and every covenant and condition set forth herein and in the Loan Agreement, then and in that case all property, rights and interest hereby conveyed or assigned or pledged shall revert to the Mortgagor, and the estate, right, title and interest of Mortgagee therein shall thereupon cease, terminate and become void; and this Mortgage, and the covenants of the Mortgagor contained herein, shall be discharged and Mortgagee in such case on demand of the Mortgagor and at the Mortgagor’s cost and expense, shall execute and deliver to the Mortgagor a proper instrument or proper instruments acknowledging the satisfaction and termination of this Mortgage, and shall convey, assign and transfer or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Mortgagor, all property, including money, then held by Mortgagee hereunder.

Section 5.12                      Conflicts with Loan Agreement. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of the Loan Agreement and the provisions of this Mortgage, the provisions of the Loan Agreement shall govern in all respects.

Section 5.13                      Mortgage Absolute.  The obligations of the Mortgagor under this Mortgage are independent of the obligations of Mortgagor under the other Loan Documents, and a separate action or actions may be brought and prosecuted against Mortgagor to enforce this Mortgage, irrespective of whether any action is brought against Mortgagor under such other Loan Documents.  All rights of Mortgagee and the mortgage, assignment and security interest hereunder, and all obligations of Mortgagor hereunder, shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of any other Loan Document or any other agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Mortgagor under the other Loan Documents or any other amendment or waiver of or any consent to any departure from the other Loan Documents, including, without limitation, any increase in such obligations resulting from the extension of additional credit to the Mortgagor or otherwise;

(c)           any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any other of the obligations of the Mortgagor under the other Loan Documents;

(d)           any manner of application of collateral, or proceeds thereof, to all or any of the obligations of Mortgagor under the other Loan Documents, or any manner of sale or other disposition of any collateral for all or any of such obligations or any other assets of the Mortgagor;

(e)           any change, restructuring or termination of the corporate restructure or existence of the Mortgagor; or

(f)           any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Mortgagor or a third party the Mortgagor of a security interest or mortgage.

Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion of this Mortgage shall be construed to waive its preferred status, then such provision or portion to such extent shall be void and of no effect without affecting the remaining provisions, which shall remain in full force and effect.

Section 5.14                      Interaction with Loan Agreement.  All terms, covenants, conditions, provisions and requirements of the Loan Agreement are incorporated by reference in this Mortgage.  Notwithstanding any other provision of this Mortgage, the terms and provisions of this Mortgage shall be subject and subordinate to the terms of the Loan Agreement.  To the extent that the Loan Agreement provides the Mortgagor with a particular cure or notice period, or establishes any limitations or conditions on Mortgagee’s actions with regard to a particular set of facts, the Mortgagor shall be entitled to the same cure periods and notice periods, and Mortgagee shall be subject to the same limitations and conditions, under this Mortgage, as under the Loan Agreement, in place of the cure periods, notice periods, limitations and conditions provided for under this Mortgage; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Loan Agreement and this Mortgage.  In the event of any conflict or inconsistency between the provisions of this Mortgage and those of the Loan Agreement, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Loan Agreement shall govern.

Section 5.15                      Indemnity.  The Mortgagor hereby agrees to indemnify, defend and hold Mortgagee (and its directors, officers, agents and employees) harmless from and against any and all loss, liability, damage, claim, judgment or expense (including reasonable attorneys’ fees and expenses, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses) incurred by it (or such director, officer, agent or employee) in connection with the acceptance or administration of Mortgagee’s duties under this Mortgage, any action or proceeding to foreclose this Mortgage or in or to which Mortgagee may be made a party due to the existence of this Mortgage or the other Loan Documents or to which action or proceeding Mortgagee may become a party for the purpose of protecting the lien of this Mortgage.  All sums paid by Mortgagee to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Obligations and shall be paid by the Mortgagor to Mortgagee within ten (10) days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by Mortgagee to and including the date of payment by the Mortgagor at the Default Rate.

Section 5.16                      Mortgagee as Agent; Successor Agents.

(a)           Agent has been appointed to act as Agent hereunder by the Lender Group.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Vessel) in accordance with the terms of the Loan Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage.  The Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

(b)           Mortgagee shall at all times be the same Person that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Vessel, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

(c)           Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by “Mortgagee” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Mortgagee in its capacity as Agent pursuant to the Loan Agreement for the benefit of the Lender Group, all as more fully set forth in the Loan Agreement.

Section 5.17                      Non-Foreign Disposition. Notwithstanding any other provision herein to the contrary, no sale, charter, transfer or other disposition of the Vessel or any interest therein may be made to any entity not a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, without the approval of the Secretary of Transportation of the United States.

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the date first written above.

BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company

By:	/s/Natalie Schramm
Name: Natalie Schramm
Title: CFO

Witness:	/s/Janet Bevan-Bries
Printed Name: Janet Bevan-Bries

Witness:	/s/Dustin Manternach
Printed Name: Dustin Manternach

/s/Karen M. Beetem
Printed Name: Karen M. Beetem
My commission expires: 10/20/10